ACQUISITION AND POWER ASSIGNMENT AGREEMENT

This Acquisition and Power Assignment Agreement (the “Agreement”) is entered into on July 7, 2025 to be effective as of June 30, 2025 (the “Effective Date”), by and between:

Digital Asset Medium, LLC, a Wyoming limited liability company, with its principal place of business at 412 N Main St Suite 100 Buffalo, Wyoming 82834 (the “Seller”), and BluSky AI Inc., a Nevada corporation, with its principal place of business at 5330 S 900 E STE 280 Murray, Utah 84117(the “Buyer”).

Collectively, the parties are referred to as the “Parties” and individually, each is referred to as a “Party.”

RECITALS

WHEREAS, Seller owns the exclusive right to utilize nine and three-tenths (9.3) megawatts (“MW”) of solar and grid-interconnected power (the “Power Commitment”);

WHEREAS, the Buyer is a modular data center company dedicated to providing innovative and sustainable infrastructure solutions that power AI that is publicly-traded on the OTC Markets under the symbol “BSAI”;

WHEREAS, the Buyer desires to purchase the Seller’s rights to the Power Commitment in exchange for shares of its common stock in exchange for the consideration and upon the terms set forth below; and

WHEREAS, the Board of Directors of Buyer and Seller have each approved the proposed transaction, contingent upon satisfaction of all of the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

1. Assignment of Power Commitment

In exchange for the consideration as set forth herein, Seller hereby assigns, transfers, and conveys to Buyer the exclusive right to utilize nine and three-tenths (9.3) megawatts (“MW”) of solar and grid-interconnected power (the “Power Commitment”) at Seller’s existing cost of $0.068 per kilowatt-hour (“kWh”), subject to adjustment as described in Section 2, for the operational life of Buyer’s data center project located in the Milford Area of Beaver County, Utah (the “Project”). The Seller shall execute all necessary documents to show the effective assignment of the Power Commitment, including the Assignment and Transfer of Powers attached hereto as Exhibit A. All payments to the power company for the Power Commitment shall be paid by the Buyer directly. All liability under the original contract between Seller and the power company shall remain with the Seller.

2. Cost of Power

•Seller shall provide Buyer with written notice of any change in Seller’s cost of power as soon as reasonably practicable following such change.

•Following the notification of the change in Seller’s cost of power, Buyer shall pay Seller for actual kWh usage at Seller’s then-current cost, commencing upon Buyer’s absorption and utilization of the Power Commitment (“Absorption Date”).

3. Consideration

As full and complete consideration for the assignment of the Power Commitment, Buyer shall issue to Seller twenty million (20,000,000) restricted shares of the Buyer’s common stock (the “Shares”) upon execution of this Agreement.

•The Shares shall be fully paid, non-assessable, and issued pursuant to applicable securities laws.

•The Parties acknowledge and agree that the valuation of the Power Commitment and the Shares is fair and reasonable.

•Once issued, the Shares will be restricted and will not be registered under the Securities Act, but will be issued pursuant to applicable exemptions from such registration requirements for transactions not involving a public offering under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the Shares shall be considered “restricted securities” for purposes of the Securities Act, and the holders of Shares will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act or in reliance upon an available exemption therefrom. The certificates evidencing the Shares shall contain a legend to the foregoing effect.

4. Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the “Closing”) at such time and place as the parties hereto may agree. Notwithstanding the foregoing, June 30, 2025, shall be considered the effective date of the Exchange for tax and accounting purposes (the “Effective Time”).

Term

Following the Effective Time, this Agreement shall remain in effect for the duration of the Project’s operational life, unless earlier terminated by mutual written agreement of the Parties.

5. Representations and Warranties

5.1 Seller represents and warrants that:

•It has full right, title, and authority to assign the Power Commitment;

•The Power Commitment is not subject to any lien, encumbrance, or prior assignment;

•The cost of power stated herein is accurate as of the Effective Date.

•It is acquiring the Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act.

•It is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

5.2 Buyer represents and warrants that:

•It has full corporate authority to enter into this Agreement and issue the Shares;

•The Shares will be issued in compliance with all applicable laws and regulations.

6. Indemnification

Each Party shall indemnify, defend, and hold harmless the other Party from and against any and all claims, losses, liabilities, and expenses arising out of any breach of its representations, warranties, or obligations under this Agreement.

7. Miscellaneous

•Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of laws principles.

•Entire Agreement: This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings.

•Amendments: Any amendment or modification must be in writing and signed by both Parties.

•Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SELLER:

Digital Asset Medium, LLC

By:	/s/ Trent D’Ambrosio
Name:	Trent D’Ambrosio
Title:	Managing Member

BUYER:

BluSky AI Inc.

By:	/s/ Trent D’Ambrosio
Name:	Trent D’Ambrosio
Title:	CEO